UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2011

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

             (Address of principal executive offices)                  (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On August 1, 2011, L & L Energy, Inc. (the “Company”) issued a press release regarding its results for its fiscal quarter and year ended April 30, 2011. The full text of the press release (the “Press Release”)  is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K and the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

ITEM 7.01.  Regulation FD Disclosure

A conference call to discuss the Company’s financial results for its fiscal quarter and year ended April 30, 2011 will be held at 9:00 a.m. Eastern Daylight Time (6:00 a.m. Pacific Daylight Time) on Wednesday, August 3. The audio call of the meeting will be available via telephone at:

North America Toll Free: 1-800-893-5360
International Toll: 1-404-665-9534

A live webcast of the call will also be available at http://www.llenergyinc.com. A replay of the conference call will be available from August 3, 2011 at 10:30 p.m. EDT to August 10, 2011 at 11:59 p.m. EDT. The number for the replay is 1-855-859-2056 or for international calls 1-404-537-3406, passcode: 87924650.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
99.1	Press release dated August 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: August 2, 2011	By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer

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